                                                                               .
                                                                               .
                                                                               .
                                  EXHIBIT 99.3

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA (DECEMBER 31, 2004)

CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                                  December 31
                                                           ------------------------
                                                               2004         2003
                                                           -----------   ----------
ASSETS
Cash and due from banks ................................   $   278,065   $  300,966
Interest-bearing deposits with other banks .............         4,688        4,559
Federal funds sold .....................................        32,000           --
Mortgage loans held for sale ...........................       158,872       32,761
Investment securities:
   Held to maturity (estimated fair value of $25,413
      in 2004 and $23,739 in 2003) .....................        25,001       22,993
   Available for sale ..................................     2,424,858    2,904,157
Loans, net of unearned income ..........................     7,584,547    6,159,994
   Less: Allowance for loan losses .....................       (89,627)     (77,700)
                                                           -----------   ----------
         Net Loans .....................................     7,494,920    6,082,294
                                                           -----------   ----------
Premises and equipment .................................       146,911      120,777
Accrued interest receivable ............................        40,633       34,407
Goodwill ...............................................       364,019      127,202
Intangible assets ......................................        25,303       17,594
Other assets ...........................................       164,878      120,959
                                                           -----------   ----------
         Total Assets ..................................   $11,160,148   $9,768,669
                                                           ===========   ==========

LIABILITIES
Deposits:
   Noninterest-bearing .................................   $ 1,507,799   $1,262,214
   Interest-bearing ....................................     6,387,725    5,489,569
                                                           -----------   ----------
         Total Deposits ................................     7,895,524    6,751,783
                                                           -----------   ----------
Short-term borrowings:
   Federal funds purchased .............................       676,922      933,000
   Other short-term borrowings .........................       517,602      463,711
                                                           -----------   ----------
         Total Short-Term Borrowings ...................     1,194,524    1,396,711
                                                           -----------   ----------
Accrued interest payable ...............................        27,279       24,579
Other liabilities ......................................       114,498       78,549
Federal Home Loan Bank advances and long-term debt .....       684,236      568,730
                                                           -----------   ----------
         Total Liabilities .............................     9,916,061    8,820,352
                                                           -----------   ----------
SHAREHOLDERS' EQUITY
Common stock, $2.50 par value, 400 million shares
   authorized, 167.8 million shares issued
   in 2004 and 149.3 million shares issued in 2003 .....       335,604      284,480
Additional paid-in capital .............................     1,018,403      648,155
Retained earnings ......................................        60,924      104,187
Accumulated other comprehensive (loss) income ..........       (10,133)      12,267
Treasury stock (10.7 million shares in 2004 and
   7.3 million shares in 2003), at cost ................      (160,711)    (100,772)
                                                           -----------   ----------
         Total Shareholders' Equity ....................     1,244,087      948,317
                                                           -----------   ----------
         Total Liabilities and Shareholders' Equity ....   $11,160,148   $9,768,669
                                                           ===========   ==========

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME
(DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                                   Year Ended December 31
                                               ------------------------------
                                                 2004       2003       2002
                                               --------   --------   --------
INTEREST INCOME
Loans, including fees ......................   $396,731   $341,393   $370,318
Investment securities:
   Taxable .................................     76,792     77,450     84,139
   Tax-exempt ..............................      9,553     10,436      9,835
   Dividends ...............................      4,023      4,076      4,066
Other interest income ......................      6,544      2,176        930
                                               --------   --------   --------
      Total Interest Income ................    493,643    435,531    469,288

INTEREST EXPENSE
Deposits ...................................     89,779     94,198    125,394
Short-term borrowings ......................     15,182      7,373      6,598
Long-term debt .............................     31,033     29,523     26,227
                                               --------   --------   --------
      Total Interest Expense ...............    135,994    131,094    158,219
                                               --------   --------   --------
      Net Interest Income ..................    357,649    304,437    311,069
PROVISION FOR LOAN LOSSES ..................      4,717      9,705     11,900
                                               --------   --------   --------
      Net Interest Income After
         Provision for Loan Losses .........    352,932    294,732    299,169
                                               --------   --------   --------

OTHER INCOME
Investment management and trust services ...     34,817     33,898     29,114
Service charges on deposit accounts ........     39,451     38,500     37,502
Other service charges and fees .............     20,494     18,860     17,743
Gain on sale of mortgage loans .............     19,262     18,965     13,941
Investment securities gains ................     17,712     19,853      8,992
Other ......................................      7,128      4,294      6,720
                                               --------   --------   --------
      Total Other Income ...................    138,864    134,370    114,012

OTHER EXPENSES
Salaries and employee benefits .............    166,026    138,094    129,865
Net occupancy expense ......................     23,813     19,896     17,705
Equipment expense ..........................     10,769     10,505     11,295
Data processing ............................     11,430     11,532     11,968
Advertising ................................      6,943      6,039      6,525
Intangible amortization ....................      4,726      2,059      1,838
Other ......................................     53,808     45,526     46,850
                                               --------   --------   --------
      Total Other Expenses .................    277,515    233,651    226,046
                                               --------   --------   --------
      Income Before Income Taxes ...........    214,281    195,451    187,135
INCOME TAXES ...............................     64,673     59,084     56,181
                                               --------   --------   --------
      Net Income ...........................   $149,608   $136,367   $130,954
                                               ========   ========   ========

PER-SHARE DATA:
Net Income (Basic) .........................   $   1.00   $   0.97   $   0.93
Net Income (Diluted) .......................       0.99       0.96       0.92
Cash Dividends .............................      0.518      0.475      0.425

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME

                                                                                                ACCUMULATED
                                                                                                   OTHER
                                                  NUMBER OF             ADDITIONAL             COMPREHENSIVE
                                                    SHARES     COMMON     PAID-IN    RETAINED      (LOSS)      TREASURY
                                                 OUTSTANDING    STOCK     CAPITAL    EARNINGS      INCOME       STOCK       TOTAL
                                                 -----------  --------  ----------  ---------  -------------  ---------  ----------
                                                                               (dollars in thousands)
Balance at January 1, 2002.....................  142,313,000  $207,962  $  546,502  $  56,269    $ 12,970     $ (11,362) $  812,341
   Comprehensive income:
      Net income...............................                                       130,954                               130,954
      Unrealized gain on securities (net of
         $14.9 million tax effect).............                                                    27,676                    27,676
      Less - reclassification adjustment for
         gains included in net income (net of
         $3.1 million tax expense).............                                                    (5,845)                   (5,845)
                                                                                                                         ----------
         Total comprehensive income............                                                                             152,785
                                                                                                                         ----------
   5 for 4 stock split paid in the form of a
      25% stock dividend.......................                 51,981     (52,050)                                             (69)
   Stock issued, including related tax
      benefits.................................      464,000                (3,195)                               6,964       3,769
   Stock-based compensation awards.............                              2,281                                            2,281
   Acquisition of treasury stock...............   (3,439,000)                                                   (46,133)    (46,133)
   Cash dividends - $0.425 per share...........                                       (60,095)                              (60,095)
                                                 -----------  --------  ----------  ---------    --------     ---------  ----------
Balance at December 31, 2002...................  139,338,000   259,943     493,538    127,128      34,801       (50,531)    864,879
   Comprehensive income:
      Net income...............................                                       136,367                               136,367
      Unrealized loss on securities (net of
         $5.2 million tax effect)..............                                                    (9,630)                   (9,630)
      Less - reclassification adjustment for
         gains included in net income (net of
         $6.9 million tax expense).............                                                   (12,904)                  (12,904)
                                                                                                                         ----------
         Total comprehensive income............                                                                             113,833
                                                                                                                         ----------
   Stock dividend - 5%.........................                 12,998      79,491    (92,526)                                  (37)
   Stock issued, including related tax
      benefits.................................      707,000                (3,606)                               9,458       5,852
   Stock-based compensation awards.............                              2,093                                            2,093
   Stock issued for acquisition of Premier
      Bancorp, Inc.............................    6,058,000    11,539      76,639                                           88,178
   Acquisition of treasury stock...............   (4,018,000)                                                   (59,699)    (59,699)
   Cash dividends - $0.475 per share...........                                       (66,782)                              (66,782)
                                                 -----------  --------  ----------  ---------    --------     ---------  ----------
Balance at December 31, 2003...................  142,085,000   284,480     648,155    104,187      12,267      (100,772)    948,317
   Comprehensive income:
      Net income...............................                                       149,608                               149,608
      Unrealized loss on securities (net of
         $5.6 million tax effect)..............                                                   (10,329)                  (10,329)
      Less - reclassification adjustment for
         gains included in net income (net of
         $6.2 million tax expense).............                                                   (11,513)                  (11,513)
      Minimum pension liability adjustment
         (net of $300,000 tax effect)..........                                                      (558)                     (558)
                                                                                                                         ----------
         Total comprehensive income............                                                                             127,208
                                                                                                                         ----------
   Stock dividend - 5%.........................                 15,278     100,247   (115,615)                                  (90)
   Stock issued, including related tax
      benefits.................................    1,310,000                (9,141)                              19,027       9,886
   Stock-based compensation awards.............                              3,900                                            3,900
   Stock issued for acquisition of Resource
      Bankshares Corporation...................   11,287,000    21,498     164,365                                          185,863
   Stock issued for acquisition of First
      Washington FinancialCorp.................    7,174,000    14,348     110,877                                          125,225
   Acquisition of treasury stock...............   (4,706,000)                                                   (78,966)    (78,966)
   Cash dividends - $0.518 per share...........                                       (77,256)                              (77,256)
                                                 -----------  --------  ----------  ---------    --------     ---------  ----------
Balance at December 31, 2004...................  157,150,000  $335,604  $1,018,403  $  60,924    $(10,133)    $(160,711) $1,244,087
                                                 ===========  ========  ==========  =========    ========     =========  ==========

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                                              Year Ended December 31
                                                                     ---------------------------------------
                                                                         2004          2003          2002
                                                                     -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income ....................................................   $   149,608   $   136,367   $   130,954

   Adjustments to reconcile net income to net cash provided by operating activities:
      Provision for loan losses ..................................         4,717         9,705        11,900
      Depreciation and amortization of premises and equipment ....        12,409        12,379        12,786
      Net amortization of investment security premiums ...........         9,906        19,243         3,974
      Deferred income tax expense ................................           816         4,465         1,705
      Gain on sale of investment securities ......................       (17,712)      (19,853)       (8,992)
      Gain on sale of mortgage loans .............................       (19,262)      (18,965)      (13,941)
      Proceeds from sales of mortgage loans held for sale ........     1,475,000       871,447       609,726
      Originations of mortgage loans held for sale ...............    (1,487,303)     (813,476)     (647,886)
      Amortization of intangible assets ..........................         4,726         2,059         1,838
      Stock-based compensation ...................................         3,900         2,092         2,281
      Decrease in accrued interest receivable ....................            22        11,333           713
      Decrease (increase) in other assets ........................         6,895       (14,595)           87
      Decrease in accrued interest payable .......................          (759)       (6,136)       (8,318)
      Increase (decrease) in other liabilities ...................         3,089        (7,370)       (1,580)
                                                                     -----------   -----------   -----------
         Total adjustments .......................................        (3,556)       52,328       (35,707)
                                                                     -----------   -----------   -----------
         Net cash provided by operating activities ...............       146,052       188,695        95,247
                                                                     -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Proceeds from sales of securities available for sale .......       235,332       521,520        67,633
      Proceeds from maturities of securities held to maturity ....         8,870        18,146        21,247
      Proceeds from maturities of securities available for sale ..       816,834     1,543,992       807,980
      Purchase of securities held to maturity ....................       (11,402)       (8,514)       (5,654)
      Purchase of securities available for sale ..................      (269,776)   (2,445,592)   (1,528,199)
      (Increase) decrease in short-term investments ..............        (9,188)       19,248          (931)
      Net (increase) decrease in loans ...........................      (546,565)     (487,147)       44,098
      Net cash received from acquisitions ........................         7,810        17,222            --
      Net purchase of premises and equipment .....................       (16,161)       (4,730)      (10,619)
                                                                     -----------   -----------   -----------
         Net cash provided by (used in) investing activities .....       215,754      (825,855)     (604,445)
                                                                     -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Net increase in demand and savings deposits ................       293,331       347,665       366,981
      Net decrease in time deposits ..............................      (174,453)     (295,760)     (108,257)
      Addition to long-term debt .................................        45,000        90,000       100,406
      Repayment of long-term debt ................................       (63,509)     (157,360)      (21,653)
      Decrease (increase) in short-term borrowings ...............      (338,845)      757,964       231,859
      Dividends paid .............................................       (74,802)      (64,628)      (58,954)
      Net proceeds from issuance of common stock .................         7,537         5,087         3,267
      Acquisition of treasury stock ..............................       (78,966)      (59,699)      (46,133)
                                                                     -----------   -----------   -----------
         Net cash (used in) provided by financing activities .....      (384,707)      623,269       467,516
                                                                     -----------   -----------   -----------
   NET DECREASE IN CASH AND DUE FROM BANKs .......................       (22,901)      (13,891)      (41,682)
   CASH AND DUE FROM BANKS AT BEGINNING OF YEAR ..................       300,966       314,857       356,539
                                                                     -----------   -----------   -----------
   CASH AND DUE FROM BANKS AT END OF YEAR ........................   $   278,065   $   300,966   $   314,857
                                                                     ===========   ===========   ===========
   SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid during period for:
      Interest ...................................................   $   136,753   $   137,230   $   166,537
      Income taxes ...............................................        54,457        48,924        49,621

See Notes to Consolidated Financial Statements

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS: Fulton Financial Corporation (Parent Company) is a multi-bank financial holding company which provides a full range of banking and financial services to businesses and consumers through its wholly-owned banking subsidiaries: Fulton Bank, Lebanon Valley Farmers Bank, Swineford National Bank, Lafayette Ambassador Bank, FNB Bank N.A., Hagerstown Trust, Delaware National Bank, The Bank, The Peoples Bank of Elkton, Skylands Community Bank, Premier Bank, Resource Bank and First Washington State Bank as well as its financial services subsidiaries: Fulton Financial Advisors, N.A., and Fulton Insurance Services Group, Inc. In addition, the Parent Company owns the following other non-bank subsidiaries: Fulton Financial Realty Company, Fulton Reinsurance Company, LTD, Central Pennsylvania Financial Corp., FFC Management, Inc. and FFC Penn Square, Inc. Collectively, the Parent Company and its subsidiaries are referred to as the Corporation.

The Corporation's primary sources of revenue are interest income on loans and investment securities and fee income on its products and services. Its expenses consist of interest expense on deposits and borrowed funds, provision for loan losses, other operating expenses and income taxes. The Corporation's primary competition is other financial services providers operating in its region. Competitors also include financial services providers located outside the Corporation's geographical market with the growth in electronic delivery systems. The Corporation is subject to the regulations of certain Federal and state agencies and undergoes periodic examinations by such regulatory authorities.

The Corporation offers, through its banking subsidiaries, a full range of retail and commercial banking services throughout central and eastern Pennsylvania, Maryland, Delaware, New Jersey and Virginia. Industry diversity is the key to the economic well being of these markets and the Corporation is not dependent upon any single customer or industry.

BASIS OF FINANCIAL STATEMENT PRESENTATION: The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States and include the accounts of the Parent Company and all wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements as well as revenues and expenses during the period. Actual results could differ from those estimates.

SCOPE OF MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING:
Management's report on internal control over financial reporting includes controls at all consolidated entities, except for First Washington FinancialCorp (First Washington) which was acquired on December 31, 2004. Management has not evaluated the internal controls over financial reporting of First Washington and management's conclusion regarding the effectiveness of internal control over financial reporting does not extend to the internal controls of First Washington. See Note Q, "Mergers and Acquisitions", for a summary of the account balances of First Washington included in the consolidated balance sheet of December 31, 2004.

INVESTMENTS: Debt securities are classified as held to maturity at the time of purchase when the Corporation has both the intent and ability to hold these investments until they mature. Such debt securities are carried at cost, adjusted for amortization of premiums and accretion of discounts using the effective yield method. The Corporation does not engage in trading activities, however, since the investment portfolio serves as a source of liquidity, most debt securities and all marketable equity securities are classified as available for sale. Securities available for sale are carried at estimated fair value with the related unrealized holding gains and losses reported in shareholders' equity as a component of other comprehensive income, net of tax. Realized security gains and losses are computed using the specific identification method and are recorded on a trade date basis. Securities are evaluated periodically to determine whether a decline in their value is other than temporary. Declines in value that are determined to be other than temporary are recorded as realized losses.

LOANS AND REVENUE RECOGNITION: Loan and lease financing receivables are stated at their principal amount outstanding, except for mortgage loans held for sale which are carried at the lower of aggregate cost or market value. Interest income on loans is accrued as earned. Unearned income on lease financing receivables is recognized on a basis which approximates the effective yield method. Premiums and discounts on purchased loans are amortized as an adjustment to interest income using the effective yield method.

Accrual of interest income is generally discontinued when a loan becomes 90 days past due as to principal or interest, except for adequately collateralized residential mortgage loans. When interest accruals are discontinued, unpaid interest credited to income is reversed. Nonaccrual loans are restored to accrual status when all delinquent principal and interest become current or the loan is considered secured and in the process of collection.

INTEREST RATE SWAPS: As of December 31, 2004, interest rate swaps with a notional amount of $220 million were used to hedge certain long-term fixed rate certificate of deposit liabilities held at one of the Corporation's affiliate banks. The terms of the certificates of deposit and the interest rate swaps mirror each other and were committed to simultaneously. Under the terms of the swap agreements, the Corporation is the fixed rate receiver and the floating rate payer (generally tied to the three month London Interbank Offering Rate, or LIBOR, a common index used for setting rates between financial institutions). The combination of the interest rate swaps and the issuance of the certificates of deposit generates long-term floating rate funding for the Corporation. Both the interest rate swaps and the certificates of deposit are recorded at fair value, with changes in fair value included in the consolidated statements of income as interest expense. Risk management results indicate that the hedges were 98.3% effective as of December 31, 2004, resulting in a favorable adjustment to interest expense to reflect hedge ineffectiveness of $14,000 for the year ended December 31, 2004.

LOAN ORIGINATION FEES AND COSTS: Loan origination fees and the related direct origination costs are offset and the net amount is deferred and amortized over the life of the loan using the effective interest method as an adjustment to interest income. For mortgage loans sold, the net amount is included in gain or loss upon the sale of the related mortgage loan.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is increased by charges to expense and decreased by charge-offs, net of recoveries. Management's periodic evaluation of the adequacy of the allowance for loan losses is based on the Corporation's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, the estimated fair value of the underlying collateral, and current economic conditions. Management believes that the allowance for loan losses is adequate, however, future changes to the allowance may be necessary based on changes in any of these factors.

The allowance for loan losses consists of two components - specific allowances allocated to individually impaired loans, as defined by Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" (Statement 114), and allowances calculated for pools of loans under Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" (Statement
5).

Commercial loans and commercial mortgages are reviewed for impairment under Statement 114 if they are both greater than $100,000 and are rated less than "satisfactory" based upon the Corporation's internal credit-rating process. A satisfactory loan does not present more than a normal credit risk based on the strength of the borrower's management, financial condition and trends, and the type and sufficiency of underlying collateral. It is expected that the borrower will be able to satisfy the terms of the loan agreement.

A loan is considered to be impaired when, based on current information and events, it is probable that the Corporation will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or fair value of the collateral if the loan is collateral dependent. An allowance is allocated to an impaired loan if the carrying value exceeds the calculated estimated fair value.

All loans not reviewed for impairment are evaluated under Statement 5. In addition to commercial loans and mortgages not meeting the impairment evaluation criteria discussed above, these include residential mortgages, consumer loans, installment loans and lease receivables. These loans are segmented into groups with similar characteristics and an allowance for loan losses is allocated to each segment based on quantitative factors such as recent loss history and qualitative factors such as economic conditions and trends.

Loans and lease financing receivables deemed to be a loss are written off through a charge against the allowance for loan losses. Consumer loans are generally charged off when they become 120 days past due if they are not adequately secured by real estate. All other loans are evaluated for possible charge-off when they reach 90 days past due. Such loans or portions thereof are charged-off when it is probable that the balance will not be collected, based on the ability of the borrower to pay and the value of the underlying collateral. Recoveries of loans previously charged off are recorded as an increase to the allowance for loan losses. Past due status is determined based on contractual due dates for loan payments.

Lease financing receivables include both open and closed end leases for the purchase of vehicles and equipment. Residual values are set at the inception of the lease and are reviewed periodically for impairment. If the impairment is considered to be other than temporary, the resulting reduction in the net investment in the lease is recognized as a loss in the period.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is generally computed using the straight-line method over the estimated useful lives of the related assets, which are a maximum of 50 years for buildings and improvements and eight years for furniture and equipment. Leasehold improvements are amortized over the shorter of 15 years or the noncancelable lease term. Interest costs incurred during the construction of major bank premises are capitalized.

OTHER REAL ESTATE OWNED: Assets acquired in settlement of mortgage loan indebtedness are recorded as other real estate owned and are included in other assets initially at the lower of the estimated fair value of the asset less estimated selling costs or the carrying amount of the loan. Costs to maintain the assets and subsequent gains and losses on sales are included in other income and other expense.

MORTGAGE SERVICING RIGHTS: The estimated fair value of mortgage servicing rights (MSR's) related to loans sold is recorded as an asset upon the sale of such loans. MSR's are amortized as a reduction to servicing income over the estimated lives of the underlying loans. In addition, MSR's are evaluated quarterly for impairment based on prepayment experience and, if necessary, additional amortization is recorded.

INCOME TAXES: The provision for income taxes is based upon income before income taxes, adjusted primarily for the effect of tax-exempt income and net credits received from investments in low income housing partnerships. Certain items of income and expense are reported in different periods for financial reporting and tax return purposes. The tax effects of these temporary differences are recognized currently in the deferred income tax provision or benefit. Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the applicable enacted marginal tax rate. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability from period to period.

STOCK-BASED COMPENSATION: The Corporation accounts for its stock options in accordance with Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" (Statement 123R). Statement 123R requires public companies to recognize compensation expense related to stock-based equity awards in their income statements. See Note M, "Stock-Based Compensation Plans and Shareholders' Equity" for more information.

NET INCOME PER SHARE: The Corporation's basic net income per share is calculated as net income divided by the weighted average number of shares outstanding. For diluted net income per share, net income is divided by the weighted average number of shares outstanding plus the incremental number of shares added as a result of converting common stock equivalents, calculated using the treasury stock method. The Corporation's common stock equivalents consist solely of outstanding stock options. Excluded from the calculation were anti-dilutive options totaling 599,000 in 2002.

A reconciliation of the weighted average shares outstanding used to calculate basic net income per share and diluted net income per share follows. There were no adjustments to net income to arrive at diluted net income per share.

                                                           2004      2003      2002
                                                         -------   -------   -------
                                                                (in thousands)
Weighted average shares outstanding (basic)...........   149,294   140,335   141,445
Impact of common stock equivalents....................     1,614     1,176     1,012
                                                         -------   -------   -------
Weighted average shares outstanding (diluted).........   150,908   141,511   142,457
                                                         =======   =======   =======

The Corporation declared a 5-for-4 stock split on April 13, 2005. The stock split was paid in the form of a 25% stock dividend on June 8, 2005 to shareholders of record as of May 17, 2005. Share and per-share information presented in this report have been restated to reflect the impact of this stock split.

DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION: The Corporation does not have any operating segments which require disclosure of additional information. While the Corporation owns thirteen separate banks, each engages in similar activities, provides similar products and services, and operates in the same general geographical area. The Corporation's non-banking activities are immaterial and, therefore, separate information has not been disclosed.

FINANCIAL GUARANTEES: Financial guarantees, which consist primarily of standby and commercial letters of credit, are accounted for by recognizing a liability equal to the fair value of the guarantees and crediting the liability to income over the term of the guarantee. Fair value is estimated using the fees currently charged to enter into similar agreements with similar terms.

BUSINESS COMBINATIONS AND INTANGIBLE ASSETS: The Corporation accounts for its acquisitions using the purchase accounting method as required by Statement of Financial Accounting Standards No. 141, "Business Combinations". Purchase accounting requires the total purchase price to be allocated to the estimated fair values of assets and liabilities acquired, including certain intangible assets that must be recognized. Typically, this results in a residual amount in excess of the net fair values, which is recorded as goodwill.

As required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (Statement 142), goodwill is not amortized to expense, but is tested for impairment at least annually. Write-downs of the balance, if necessary as a result of the impairment test, are to be charged to the results of operations in the period in which the impairment is determined. The Corporation performed its annual tests of goodwill impairment on October 31 of each year. Based on the results of these tests the Corporation concluded that there was no impairment and no write-downs were recorded. If certain events occur which might indicate goodwill has been impaired, the goodwill is tested when such events occur.

In October 2002, the FASB issued Statement of Financial Accounting Standards No. 147, "Acquisitions of Certain Financial Institutions" (Statement 147) which allowed the excess purchase price recorded in qualifying branch acquisitions to be treated in the same manner as Statement 142 goodwill. Upon adoption of Statement 147, its provisions were applied retroactively to the January 1, 2002 adoption date for Statement 142. As a result of adopting Statement 147, the Corporation was not required to recognize $1.0 million of goodwill amortization in 2002 ($677,000, net of taxes), for a net benefit of $0.01 per share (basic and diluted). See Note F, "Goodwill and Intangible Assets" for additional disclosures.

VARIABLE INTEREST ENTITIES: FASB Interpretation No. 46, "Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51" (FIN 46), provides guidance on when to consolidate certain Variable Interest Entities (VIE's) in the financial statements of the Corporation. VIE's are entities in which equity investors do not have a controlling financial interest or do not have sufficient equity at risk for the entity to finance activities without additional financial support from other parties. Under FIN 46, a company must consolidate a VIE if the company has a variable interest that will absorb a majority of the VIE's losses, if they occur, and/or receive a majority of the VIE's residual returns, if they occur. For the Corporation, FIN 46 affects corporation-obligated mandatorily redeemable capital securities of subsidiary trust (Trust Preferred Securities) and its investments in low and moderate income housing partnerships.

Trust Preferred Securities had historically been presented as minority interests in the Corporation's consolidated balance sheet. With the adoption of the related FIN 46 provisions, as interpreted by the Securities and Exchange Commission, Trust Preferred Securities were deconsolidated from the consolidated balance sheet as of December 31, 2004 and 2003. The impact of this deconsolidation was to increase long-term debt and reduce corporation-obligated mandatorily redeemable capital securities of subsidiary trust by $34.0 million. There was no impact of the deconsolidation on net income or net income per share. Prospectively, expense related to these issuances will be recorded as interest expense on long-term debt rather than minority interest expense.

Current regulatory capital rules allow Trust Preferred Securities to be included as a component of regulatory capital. This treatment has continued despite the deconsolidation of these instruments for financial reporting purposes. If banking regulators make a determination that Trust Preferred Securities can no longer be considered in regulatory capital, the securities become callable and the Corporation may redeem them. See additional disclosures in Note I, "Short-Term Borrowings and Long-term Debt".

Investments in low and moderate income partnerships (LIH Investments) are amortized under the effective interest method over the life of the Federal income tax credits generated as a result of such investments, generally ten years. At December 31, 2004 and 2003, the Corporation's LIH Investments totaled $52.0 million and $40.0 million, respectively. The net income tax benefit associated with these investments was $4.5 million in 2004, $4.0 million in 2003 and 2002. Based on its review of FIN 46, the Corporation did not consolidate any of its LIH Investments as of December 31, 2004 or 2003.

ACCOUNTING FOR CERTAIN LOANS OR DEBT SECURITIES ACQUIRED IN A TRANSFER: In December 2003, the Accounting Standards Executive Committee issued Statement of Position 03-3 (SOP 03-3), "Accounting for Certain Loans or Debt Securities Acquired in a Transfer". SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans or debt securities acquired in a transfer, including business combinations, if those differences are attributable, at least in part, to credit quality.

SOP 03-3 is effective for loans or debt securities acquired in fiscal years beginning after December 15, 2004. The Corporation intends to adopt the provisions of SOP 03-3 effective January 1, 2005, and does not expect the initial implementation to have a material effect on the Corporation's financial condition or results of operations.

OTHER-THAN-TEMPORARY IMPAIRMENT: In the second quarter of 2004, the Emerging Issues Task Force (EITF) released EITF Issue 03-01, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-01), which provides guidance for evaluating whether an investment is other-than-temporarily impaired and requires certain disclosures with respect to these investments.

In September 2004, the FASB delayed the effective date of the measurement and recognition guidance of EITF 03-01 from the third calendar quarter of 2004 to a date to be determined upon the issuance of a final FASB Staff Position. The Corporation continues to apply the measurement and recognition criteria of existing authoritative literature in evaluating its investments for other than temporary impairment. Management does not expect EITF 03-01 to have a material impact on its financial condition or results of operations.

RECLASSIFICATIONS AND RESTATEMENTS: Certain amounts in the 2003 and 2002 consolidated financial statements and notes have been reclassified to conform to the 2004 presentation. All share and per-share data have been restated to reflect the impact of the 5-for-4 stock split paid in June 2005 and the 5% stock dividend paid in June 2004.

NOTE B - RESTRICTIONS ON CASH AND DUE FROM BANKS

The Corporation's subsidiary banks are required to maintain reserves, in the form of cash and balances with the Federal Reserve Bank, against their deposit liabilities. The average amount of such reserves during 2004 and 2003 was approximately $100.8 million and $94.4 million, respectively.

NOTE C - INVESTMENT SECURITIES

The following tables present the amortized cost and estimated fair values of investment securities as of December 31:

                                                    GROSS        GROSS      ESTIMATED
                                     AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                       COST         GAINS       LOSSES        VALUE
                                    ----------   ----------   ----------   ----------
                                                      (in thousands)
2004 HELD TO MATURITY
U.S. Government and agency
   securities ...................   $    6,903     $    78     $    (55)   $    6,926
State and municipal securities ..       10,658          65           --        10,723
Corporate debt securities .......          650           1           --           651
Mortgage-backed securities ......        6,790         323           --         7,113
                                    ----------     -------     --------    ----------
                                    $   25,001     $   467     $    (55)   $   25,413
                                    ==========     =======     ========    ==========

2004 AVAILABLE FOR SALE
Equity securities ...............   $  163,249     $ 7,822     $ (1,006)   $  170,065
U.S. Government and agency
   securities ...................      128,829         144          (48)      128,925
State and municipal securities ..      328,726       4,350         (621)      332,455
Corporate debt securities .......       68,215       3,053         (141)       71,127
Mortgage-backed securities ......    1,750,080       1,427      (29,221)    1,722,286
                                    ----------     -------     --------    ----------
                                    $2,439,099     $16,796     $(31,037)   $2,424,858
                                    ==========     =======     ========    ==========

2003 HELD TO MATURITY
U.S. Government and agency
   securities ...................   $    7,728     $   158     $    (41)   $    7,845
State and municipal securities ..        4,462          87           --         4,549
Corporate debt securities .......          640           1           --           641
Mortgage-backed securities ......       10,163         541           --        10,704
                                    ----------     -------     --------    ----------
                                    $   22,993     $   787     $    (41)   $   23,739
                                    ==========     =======     ========    ==========

2003 AVAILABLE FOR SALE
Equity securities ...............   $  197,262     $15,597     $   (507)   $  212,352
U.S. Government and agency
   securities ...................       82,178         261           --        82,439
State and municipal securities ..      291,244       7,115         (329)      298,030
Corporate debt securities .......       28,772         292         (408)       28,656
Mortgage-backed securities ......    2,285,845       9,109      (12,274)    2,282,680
                                    ----------     -------     --------    ----------
                                    $2,885,301     $32,374     $(13,518)   $2,904,157
                                    ==========     =======     ========    ==========

The amortized cost and estimated fair value of debt securities at December 31, 2004 by contractual maturity are shown in the following table. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                         Held to Maturity         Available for Sale
                                      ----------------------   -----------------------
                                      Amortized    Estimated    Amortized    Estimated
                                         Cost     Fair Value      Cost      Fair Value
                                      ---------   ----------   ----------   ----------
                                                       (in thousands)
Due in one year or less ...........    $ 9,805      $ 9,804    $  116,720   $  116,851
Due from one year to five years ...      5,259        5,308       190,051      192,022
Due from five years to ten years ..      2,834        2,798       112,882      113,636
Due after ten years ...............        313          390       106,117      109,998
                                       -------      -------    ----------   ----------
                                        18,211       18,300       525,770      532,507
Mortgage-backed securities ........      6,790        7,113     1,750,080    1,722,286
                                       -------      -------    ----------   ----------
                                       $25,001      $25,413    $2,275,850   $2,254,793
                                       =======      =======    ==========   ==========

Gains totaling $14.8 million, $17.3 million and $7.4 million were realized on the sale of equity securities during 2004, 2003 and 2002, respectively. Gains totaling $3.1 million, $5.9 million and $1.6 million were realized on the sale of available for sale debt securities during 2004, 2003 and 2002, respectively. Losses of $137,000, and $3.3 million were recognized in 2004 and 2003 respectively, for equity investments exhibiting other than temporary impairment.

Securities carried at $1.2 billion at December 31, 2004 and 2003 were pledged as collateral to secure public and trust deposits and customer and brokered repurchase agreements.

The following table presents the gross unrealized losses and fair values of investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2004:

                                             Less Than 12 months       12 Months or Longer              Total
                                           -----------------------   -----------------------   -----------------------
                                            Estimated   Unrealized    Estimated   Unrealized    Estimated   Unrealized
                                           Fair Value     Losses     Fair Value     Losses     Fair Value     Losses
                                           ----------   ----------   ----------   ----------   ----------   ----------
                                                                          (in thousands)
U.S. Government and agency securities ..   $   67,763    $   (103)    $     --     $     --    $   67,763    $   (103)
State and municipal securities .........       66,794        (554)       2,392          (67)       69,186        (621)
Corporate debt securities ..............        2,296         (15)       8,118         (126)       10,414        (141)
Mortgage-backed securities .............      896,845     (13,498)     632,216      (15,723)    1,529,061     (29,221)
                                           ----------    --------     --------     --------    ----------    --------
   Total debt securities ...............    1,033,698     (14,170)     642,726      (15,916)    1,676,424     (30,086)
Equity securities ......................       13,063        (810)      10,469         (196)       23,532      (1,006)
                                           ----------    --------     --------     --------    ----------    --------
   Total ...............................   $1,046,761    $(14,980)    $653,195     $(16,112)   $1,699,956    $(31,092)
                                           ==========    ========     ========     ========    ==========    ========

Mortgage-backed securities consist of five and seven-year balloon pools issued by the Federal Home Loan Mortgage Corporation (FHLMC) and the Federal National Mortgage Association (FNMA). The majority of the securities shown in the above table were purchased during 2003 when mortgage rates were at historical lows. Unrealized losses on these securities at December 31, 2004 resulted from an increase in market rates since the securities were purchased. Because FHLMC and FNMA guarantee the payment of principal, the credit risk for these securities is minimal and, as such, no impairment write-offs were considered to be necessary.

NOTE D - LOANS AND ALLOWANCE FOR LOAN LOSSES

Gross loans are summarized as follows as of December 31:

                                               2004         2003
                                            ----------   ----------
                                                 (in thousands)
Commercial - industrial and financial ...   $1,946,962   $1,594,451
Commercial - agricultural ...............      326,176      354,517
Real-estate - commercial mortgage .......    2,461,016    1,992,650
Real-estate - commercial construction ...      348,846      264,129
Real-estate - residential mortgage ......      543,072      434,568
Real-estate - residential construction ..      277,940       42,979
Real estate - home equity ...............    1,108,249      890,044
Consumer ................................      506,290      516,587
Leasing and other .......................       77,767       84,056
Deferred loan fees, net of costs ........       (4,972)      (6,410)
                                            ----------   ----------
                                             7,591,346    6,167,571
Unearned income .........................       (6,799)      (7,577)
                                            ----------   ----------
                                            $7,584,547   $6,159,994
                                            ==========   ==========

Changes in the allowance for loan losses were as follows for the years ended December 31:

                                                  2004      2003       2002
                                                -------   --------   --------
                                                        (in thousands)
Balance at beginning of year ................   $77,700   $ 71,920   $ 71,872
Loans charged off ...........................    (8,877)   (13,228)   (15,670)
Recoveries of loans previously charged off ..     4,520      3,829      3,818
                                                -------   --------   --------
   Net loans charged off ....................    (4,357)    (9,399)   (11,852)
Provision for loan losses ...................     4,717      9,705     11,900
Allowance purchased .........................    11,567      5,474         --
                                                -------   --------   --------
Balance at end of year ......................   $89,627   $ 77,700   $ 71,920
                                                =======   ========   ========

The following table presents non-performing assets as of December 31:

                                                    2004      2003
                                                  -------   -------
                                                    (in thousands)
Nonaccrual loans ..............................   $22,574   $22,422
Accruing loans greater than 90 days past due ..     8,318     9,609
Other real estate owned .......................     2,209       585
                                                  -------   -------
                                                  $33,101   $32,616
                                                  =======   =======

Interest of approximately $1.5 million, $1.8 million and $1.7 million was not recognized as interest income due to the non-accrual status of loans during 2004, 2003 and 2002, respectively.

The recorded investment in loans that were considered to be impaired as defined by Statement 114 was $130.6 million and $78.2 million at December 31, 2004 and 2003, respectively. At December 31, 2004 and 2003, $6.6 million and $8.9 million of impaired loans were included in non-accrual loans, respectively. At December 31, 2004 and 2003, impaired loans had related allowances for loan losses of $41.6 million and $25.8 million, respectively. There were no impaired loans in 2004 and 2003 that did not have a related allowance for loan losses. The average recorded investment in impaired loans during the years ended December 31, 2004, 2003 and 2002 was approximately $108.0 million, $78.4 million, and $40.2 million, respectively.

The Corporation applies all payments received on non-accruing impaired loans to principal until such time as the principal is paid off, after which time any additional payments received are recognized as interest income. Payments received on accruing impaired loans are applied to principal and interest according to the original terms of the loan. The Corporation recognized interest income of approximately $5.6 million, $3.9 million and $1.7 million on impaired loans in 2004, 2003 and 2002, respectively.

The Corporation has extended credit to the officers and directors of the Corporation and to their associates. Related-party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than the normal risk of collectibility. The aggregate dollar amount of these loans, including unadvanced commitments, was $209.8 million and $170.1 million at December 31, 2004 and 2003, respectively. During 2004, $48.4 million of new advances were made and repayments totaled $18.7 million. First Washington and Resource added $10.0 million to related party loans.

The total portfolio of mortgage loans serviced by the Corporation for unrelated third parties was $1.1 billion at December 31, 2004 and 2003.

NOTE E - PREMISES AND EQUIPMENT

The following is a summary of premises and equipment as of December 31:

                                                        2004        2003
                                                     ---------   ---------
                                                         (in thousands)
Land .............................................   $  25,253   $  18,626
Buildings and improvements .......................     149,700     131,971
Furniture and equipment ..........................     105,406      92,468
Construction in progress .........................      10,967       1,909
                                                     ---------   ---------
                                                       291,326     244,974
Less: Accumulated depreciation and amortization ..    (144,415)   (124,197)
                                                     ---------   ---------
                                                     $ 146,911   $ 120,777
                                                     =========   =========

NOTE F - GOODWILL AND INTANGIBLE ASSETS

The following table summarizes the changes in goodwill:

                                                       2004       2003       2002
                                                     --------   --------   -------
                                                             (in thousands)
Balance at beginning of year .....................   $127,202   $ 61,048   $38,900
Goodwill acquired ................................    236,817     66,154        --
Reclassified goodwill ............................         --         --    21,300
Reversal of negative goodwill ....................         --         --       848
                                                     --------   --------   -------
Balance at end of year ...........................   $364,019   $127,202   $61,048
                                                     ========   ========   =======

Reclassified goodwill consists of certain branch acquisition unidentifiable intangible assets that were accounted for as unidentifiable intangible assets prior to the adoption of Statement 147. Upon adoption of Statement 147, previous acquisitions giving rise to unidentifiable intangible assets were reviewed to determine if they constituted the acquisition of a business. Upon adoption of Statement 147 retroactively to January 1, 2002, certain of these assets were reclassified to goodwill. See Note Q, "Mergers and Acquisitions" for information regarding goodwill acquired in 2004 and 2003.

The cumulative effect of adopting Statement 142 was $848,000, representing the reversal of negative goodwill balances existing at January 1, 2002. This has been presented as other income in the consolidated statement of income. The following table adjusts net income and net income per share for this amount (in thousands, except per-share amounts):

                                                 2004       2003       2002
                                               --------   --------   --------
Net income, as reported ....................   $149,608   $136,367   $130,954
Amortization of goodwill, net of taxes .....         --         --         --
Reversal of negative goodwill ..............         --         --       (848)
                                               --------   --------   --------
Net income, as adjusted ....................   $149,608   $136,367   $130,106
                                               ========   ========   ========

Basic net income per share, as reported ....   $   1.00   $   0.97   $   0.93
Amortization of goodwill, net of taxes .....         --         --         --
Reversal of negative goodwill ..............         --         --      (0.01)
                                               --------   --------   --------
Basic net income per share, as adjusted ....   $   1.00   $   0.97   $   0.92
                                               ========   ========   ========

Diluted net income per share, as reported ..   $   0.99   $   0.96   $   0.92
Amortization of goodwill, net of taxes .....         --         --         --
Reversal of negative goodwill ..............         --         --      (0.01)
                                               --------   --------   --------
Diluted net income per share, as adjusted ..   $   0.99   $   0.96   $   0.91
                                               ========   ========   ========

----------
Note: Adjusted per share amounts do not sum in all cases due to rounding.

The following table summarizes intangible assets at December 31:

                                               2004                               2003
                                 --------------------------------   --------------------------------
                                            ACCUMULATED                        Accumulated
                                  GROSS    AMORTIZATION     NET      Gross    Amortization     Net
                                 -------   ------------   -------   -------   ------------   -------
                                                            (in thousands)
Amortizing:
   Core deposit ..............   $27,678     $ (7,418)    $20,260   $19,540     $(4,320)     $15,220
   Non-compete ...............       475          (40)        435        --          --           --
   Unidentifiable ............     7,706       (3,998)      3,708     4,784      (2,410)       2,374
                                 -------     --------     -------   -------     -------      -------
      Total amortizing .......    35,859      (11,456)     24,403    24,324      (6,730)      17,594
Non-amortizing - Trade name ..       900           --         900        --          --           --
                                 -------     --------     -------   -------     -------      -------
                                 $36,759     $(11,456)    $25,303   $24,324     $(6,730)     $17,594
                                 =======     ========     =======   =======     =======      =======

Core deposit intangible assets are amortized using an accelerated method over the estimated remaining life of the acquired core deposits. As of December 31, 2004, these assets had a weighted average remaining life of approximately eight years. Unidentifiable intangible assets related to branch acquisitions are amortized on a straight-line basis over ten years. Non-compete intangible assets are being amortized on a straight-line basis over five years, which is the term of the underlying contracts. Amortization expense related to intangible assets totaled $4.7 million, $2.1 million and $1.8 million in 2004, 2003 and 2002, respectively.

Amortization expense for the next five years is expected to be as follows (in thousands):

     Year
     ----
2005.........   $4,639
2006.........    4,266
2007.........    3,663
2008.........    3,081
2009.........    2,791

NOTE G - MORTGAGE SERVICING RIGHTS

The following table summarizes the changes in mortgage servicing rights (MSR's), which are included in other assets in the consolidated balance sheets:

                                                 2004      2003      2002
                                               -------   -------   -------
                                                      (in thousands)
Balance at beginning of year ...............   $ 8,396   $ 6,233   $3,271
Originations of mortgage servicing rights ..     2,138     4,992    3,839
Amortization expense .......................    (2,377)   (2,829)    (877)
                                               -------   -------   ------
Balance at end of year .....................   $ 8,157   $ 8,396   $6,233
                                               =======   =======   ======

MSR's represent the economic value to be derived by the Corporation based upon its existing contractual rights to service mortgage loans that have been sold. Accordingly, to the extent mortgage loan prepayments occur the value of MSR's can be impacted.

The Corporation estimates the fair value of its MSR's by discounting the estimated cash flows of servicing revenue, net of costs, over the expected life of the underlying loans at a discount rate commensurate with the risk associated with these assets. Expected life is based on industry prepayment projections for mortgage-backed securities with rates and terms comparable to the loans underlying the Corporation's MSR's. The estimated fair value of the Corporation's MSR's was approximately $8.5 million and $8.4 million at December 31, 2004 and 2003, respectively.

Estimated MSR's amortization expense for the next five years, based on balances at December 31, 2004 and the expected remaining lives of the underlying loans follows (in thousands):

     Year
     ----
2005.........   $1,931
2006.........    1,730
2007.........    1,499
2008.........    1,236
2009.........      938

NOTE H - DEPOSITS

Deposits consisted of the following as of December 31:

                                          2004         2003
                                       ----------   ----------
                                            (in thousands)
Noninterest-bearing demand .........   $1,507,799   $1,262,214
Interest-bearing demand ............    1,501,476    1,289,946
Savings and money market accounts ..    1,917,203    1,751,475
Time deposits ......................    2,969,046    2,448,148
                                       ----------   ----------
                                       $7,895,524   $6,751,783
                                       ==========   ==========

Included in time deposits were certificates of deposit equal to or greater than $100,000 of $536.0 million and $451.0 million at December 31, 2004 and 2003, respectively. The scheduled maturities of time deposits as of December 31, 2004 were as follows (in thousands):

     Year
     ----
2005.........   $1,503,631
2006.........      555,230
2007.........      426,784
2008.........      103,273
2009.........       70,549
Thereafter...      309,579
                ----------
                $2,969,046
                ==========

NOTE I - SHORT-TERM BORROWINGS AND LONG-TERM DEBT

Short-term borrowings at December 31, 2004, 2003, and 2002 and the related maximum amounts outstanding at the end of any month in each of the three years are presented below. The securities underlying the repurchase agreements remain in available for sale investment securities.

                                                                December 31                    Maximum Outstanding
                                                    ----------------------------------   ------------------------------
                                                       2004         2003        2002       2004       2003       2002
                                                    ----------   ----------   --------   --------   --------   --------
                                                                               (in thousands)
Federal funds purchased .........................   $  676,922   $  933,000   $330,000   $849,200   $933,000   $330,000
Securities sold under agreements to repurchase ..      500,206      408,697    297,556    708,830    429,819    347,248
FHLB overnight repurchase agreements ............           --       50,000         --         --     50,000         --
Revolving line of credit ........................       11,930           --         --     26,000         --         --
Other ...........................................        5,466        5,014      4,638      5,807      6,387      5,640
                                                    ----------   ----------   --------
                                                    $1,194,524   $1,396,711   $632,194
                                                    ==========   ==========   ========

In 2004, the Corporation entered into a $50.0 million revolving line of credit agreement with an unaffiliated bank that provides for interest to be paid on outstanding balances at the one-month London Interbank Offering Rate (LIBOR) plus 0.625%. The credit agreement requires the Corporation to maintain certain financial ratios related to capital strength and earnings. The Corporation was in compliance with all required covenants under the credit agreement as of December 31, 2004.

The following table presents information related to securities sold under agreements to repurchase:

                                                               December 31
                                                     ------------------------------
                                                       2004       2003       2002
                                                     --------   --------   --------
                                                         (dollars in thousands)
Amount outstanding at December 31 ................   $500,206   $408,697   $297,556
Weighted average interest rate at year end .......       1.03%      0.72%      1.43%
Average amount outstanding during the year .......   $531,196   $351,302   $297,453
Weighted average interest rate during the year ...       0.97%      0.83%      1.43%

Federal Home Loan Bank advances and long-term debt included the following as of December 31:

                                                          2004       2003
                                                        --------   --------
                                                           (in thousands)
Federal Home Loan Bank advances .....................   $645,461   $532,344
Junior subordinated deferrable interest debentures ..     34,022     33,509
Other long-term debt ................................      4,753      2,877
                                                        --------   --------
                                                        $684,236   $568,730
                                                        ========   ========

The Parent Company owns all of the common stock of four Delaware business trusts, which have issued Trust Preferred Securities in conjunction with the Parent Company issuing junior subordinated deferrable interest debentures to the trusts. The terms of the junior subordinated deferrable interest debentures are the same as the terms of the Trust Preferred Securities. The Parent Company's obligations under the debentures constitute a full and unconditional guarantee by the Parent Company of the obligations of the trusts. Trust Preferred securities are redeemable on specified dates, or earlier if the deduction of interest for Federal income taxes is prohibited, the Trust Preferred Securities no longer qualify as Tier I capital, or if certain other contingencies arise. The Trust Preferred Securities must be redeemed upon maturity. The following table details the terms of the debentures (dollars in thousands):

                                              RATE AT
                                 FIXED/    DECEMBER 31,
     DEBENTURES ISSUED TO       VARIABLE       2004        AMOUNT   MATURITY   CALLABLE
     --------------------       --------   ------------   -------   --------   --------
Premier Capital Trust........    Fixed         8.57%      $10,310    8/15/28    8/15/08
PBI Capital Trust II.........   Variable       5.73%       15,464    11/7/32    11/7/07
Resource Capital Trust II....   Variable       5.61%        5,155    12/8/31    12/8/06
Resource Capital Trust III...   Variable       5.73%        3,093    11/7/32    11/7/07
                                                          -------
                                                          $34,022
                                                          =======

Federal Home Loan Bank advances mature through May 2014 and carry a weighted average interest rate of 4.61%. As of December 31, 2004, the Corporation had an additional borrowing capacity of approximately $1.3 billion with the Federal Home Loan Bank. Advances from the Federal Home Loan Bank are secured by Federal Home Loan Bank stock, qualifying residential mortgages, investments and other assets.

The following table summarizes the scheduled maturities of Federal Home Loan Bank advances and long-term debt as of December 31, 2004 (in thousands):

     Year
     ----
2005.........   $126,230
2006.........     33,706
2007.........     70,302
2008.........    212,359
2009.........     68,988
Thereafter...    172,651
                --------
                $684,236
                ========

NOTE J - REGULATORY MATTERS

Dividend and Loan Limitations

The dividends that may be paid by subsidiary banks to the Parent Company are subject to certain legal and regulatory limitations. Under such limitations, the total amount available for payment of dividends by subsidiary banks was approximately $230 million at December 31, 2004.

Under current Federal Reserve regulations, the subsidiary banks are limited in the amount they may loan to their affiliates, including the Parent Company. Loans to a single affiliate may not exceed 10%, and the aggregate of loans to all affiliates may not exceed 20% of each bank subsidiary's regulatory capital. At December 31, 2004, the maximum amount available for transfer from the subsidiary banks to the Parent Company in the form of loans and dividends was approximately $310 million.

Regulatory Capital Requirements

The Corporation's subsidiary banks are subject to various regulatory capital requirements administered by banking regulators. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the subsidiary banks must meet specific capital guidelines that involve quantitative measures of the subsidiary banks' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The subsidiary banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the subsidiary banks to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets (as defined in the regulations). Management believes, as of December 31, 2004, that all of its bank subsidiaries meet the capital adequacy requirements to which they are subject.

As of December 31, 2004 and 2003, the Corporation's seven significant subsidiaries, Fulton Bank, Lebanon Valley Farmers Bank, Lafayette Ambassador Bank, The Bank, Premier Bank, Resource Bank and First Washington State Bank were well capitalized under the regulatory framework for prompt corrective action based on their capital ratio calculations. To be categorized as well-capitalized, these banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since December 31, 2004 that management believes have changed the institutions' categories.

The following tables present the total risk-based, Tier I risk-based and Tier I leverage requirements for the Corporation and its significant subsidiaries.

                                                                  For Capital
                                                 Actual        Adequacy Purposes   Well-Capitalized
                                            ----------------   -----------------   ----------------
          AS OF DECEMBER 31, 2004            Amount    Ratio     Amount    Ratio    Amount    Ratio
          -----------------------           --------   -----    --------   -----   --------   -----
                                                             (dollars in thousands)
Total Capital (to Risk Weighted Assets):
   Corporation...........................   $981,000   11.8%    $667,522    8.0%   $834,402   10.0%
   Fulton Bank...........................    401,961   11.2      286,697    8.0     358,372   10.0
   Lebanon Valley Farmers Bank...........     59,860   11.6       41,254    8.0      51,567   10.0
   Lafayette Ambassador Bank.............     95,631   11.4       67,124    8.0      83,905   10.0
   The Bank..............................     89,891   11.1       64,969    8.0      81,211   10.0
   Premier Bank..........................     45,770   13.0       28,218    8.0      35,272   10.0
   Resource Bank.........................     83,274   11.1       60,241    8.0      75,302   10.0
   First Washington State Bank...........     38,183   12.7       24,142    8.0      30,177   10.0

Tier I Capital (to Risk Weighted Assets):
   Corporation...........................   $888,526   10.6%    $333,761    4.0%   $500,641    6.0%
   Fulton Bank...........................    366,633   10.2      143,349    4.0     215,023    6.0
   Lebanon Valley Farmers Bank...........     55,051   10.7       20,627    4.0      30,940    6.0
   Lafayette Ambassador Bank.............     86,456   10.3       33,562    4.0      50,343    6.0
   The Bank..............................     81,252   10.0       32,485    4.0      48,727    6.0
   Premier Bank..........................     39,858   11.3       14,109    4.0      21,163    6.0
   Resource Bank.........................     75,503   10.0       30,121    4.0      45,181    6.0
   First Washington State Bank...........     34,729   11.5       12,071    4.0      18,106    6.0

Tier I Capital (to Average Assets):
   Corporation...........................   $888,526    8.8%    $304,392    3.0%   $507,319    5.0%
   Fulton Bank...........................    366,633    8.4      130,290    3.0     217,150    5.0
   Lebanon Valley Farmers Bank...........     55,051    7.2       23,048    3.0      38,413    5.0
   Lafayette Ambassador Bank.............     86,456    7.4       35,166    3.0      58,609    5.0
   The Bank..............................     81,252    7.7       31,762    3.0      52,937    5.0
   Premier Bank..........................     39,858    8.6       13,903    3.0      23,172    5.0
   Resource Bank.........................     75,503    7.7       29,304    3.0      48,839    5.0
   First Washington State Bank...........     34,729    7.2       14,564    3.0      24,273    5.0

                                                                      For Capital
                                                     Actual        Adequacy Purposes  Well-Capitalized
                                                ----------------   -----------------  ----------------
AS OF DECEMBER 31, 2003                          Amount    Ratio     Amount    Ratio   Amount    Ratio
-----------------------                         --------   -----    --------   -----  --------   -----
                                                                (dollars in thousands)
Total Capital (to Risk Weighted Assets):
   Corporation ..............................   $897,893   12.7%    $564,503    8.0%  $705,629   10.0%
   Fulton Bank ..............................    363,827   10.4      278,843    8.0    348,553   10.0
   Lebanon Valley Farmers Bank ..............     60,714   11.4       42,428    8.0     53,035   10.0
   Lafayette Ambassador Bank ................     89,046   10.7       66,405    8.0     83,007   10.0
   The Bank .................................     78,769   11.1       56,583    8.0     70,729   10.0
   Premier Bank .............................     40,582   11.4       29,223    8.0     36,529   10.0

Tier I Capital (to Risk Weighted Assets):
   Corporation ..............................   $813,402   11.5%    $282,252    4.0%  $423,378    6.0%
   Fulton Bank ..............................    328,868    9.4      139,421    4.0    209,132    6.0
   Lebanon Valley Farmers Bank ..............     55,142   10.4       21,214    4.0     31,821    6.0
   Lafayette Ambassador Bank ................     79,810    9.6       33,203    4.0     49,804    6.0
   The Bank .................................     71,506   10.1       28,292    4.0     42,437    6.0
   Premier Bank .............................     34,515    9.7       14,612    4.0     21,917    6.0

Tier I Capital (to Average Assets):
   Corporation ..............................   $813,402    8.7%    $279,600    3.0%  $466,000    5.0%
   Fulton Bank ..............................    328,868    8.3      119,252    3.0    198,753    5.0
   Lebanon Valley Farmers Bank ..............     55,142    6.9       24,058    3.0     40,096    5.0
   Lafayette Ambassador Bank ................     79,810    6.6       36,102    3.0     60,171    5.0
   The Bank .................................     71,506    6.9       30,931    3.0     51,551    5.0
   Premier Bank .............................     34,515    6.6       15,589    3.0     25,981    5.0

NOTE K - INCOME TAXES

The components of the provision for income taxes are as follows:

                              Year ended December 31
                           ---------------------------
                             2004      2003      2002
                           -------   -------   -------
                                  (in thousands)
Current tax expense:
   Federal .............   $63,440   $53,342   $52,712
   State ...............       417     1,277     1,764
                           -------   -------   -------
                            63,857    54,619    54,476
Deferred tax expense ...       816     4,465     1,705
                           -------   -------   -------
                           $64,673   $59,084   $56,181
                           =======   =======   =======

The differences between the effective income tax rate and the Federal statutory income tax rate are as follows:

                                                 Year ended December 31
                                                 ----------------------
                                                   2004   2003   2002
                                                   ----   ----   ----
Statutory tax rate ...........................     35.0%  35.0%  35.0%
Effect of tax-exempt income ..................     (2.9)  (3.3)  (3.3)
Effect of low income housing investments .....     (2.1)  (2.1)  (2.1)
State income taxes, net of Federal benefit ...      0.1    0.4    0.6
Other ........................................     (0.1)   0.2   (0.2)
                                                   ----   ----   ----
Effective income tax rate ....................     30.2%  30.2%  30.0%
                                                   ====   ====   ====

The net deferred tax asset recorded by the Corporation is included in other assets and consists of the following tax effects of temporary differences at December 31:

                                                                      2004      2003
                                                                    -------   -------
                                                                      (in thousands)
Deferred tax assets:
   Allowance for loan losses ....................................   $31,370   $27,195
   Deferred compensation ........................................     6,072     3,776
   Investments in low income housing ............................     2,724     2,951
   Post-retirement benefits .....................................     3,403     3,318
   Other accrued expenses .......................................     1,549     1,406
   Unrealized holding losses on securities available for sale ...     5,155        --
   Other than temporary impairment of investments ...............     1,022     1,285
   Stock-based compensation .....................................     1,797     1,381
   Other ........................................................     1,541       767
                                                                    -------   -------
      Total gross deferred tax assets ...........................    54,633    42,079
                                                                    -------   -------

Deferred tax liabilities:
   Direct leasing ...............................................    10,038     9,877
   Unrealized holding gains on securities available for sale ....        --     6,620
   Mortgage servicing rights ....................................     2,855     2,939
   Premises and equipment .......................................     2,003     1,304
   Intangible assets ............................................     5,014     2,723
   Other ........................................................     2,522       328
                                                                    -------   -------
      Total gross deferred tax liabilities ......................    22,432    23,791
                                                                    -------   -------
      Net deferred tax asset ....................................   $32,201   $18,288
                                                                    =======   =======

The Corporation has net operating losses (NOL's) for income taxes in certain states that are eligible for carryforward credit against future taxable income for a specific number of years. The Corporation does not anticipate generating taxable income in these states during the carryforward years and, as such, deferred tax assets have not been recognized for these NOL's.

As of December 31, 2004 and 2003, the Corporation had not established any valuation allowance against net Federal deferred tax assets since these tax benefits are realizable either through carryback availability against prior years' taxable income or the reversal of existing deferred tax liabilities.

NOTE L - EMPLOYEE BENEFIT PLANS

Substantially all eligible employees of the Corporation are covered by one of the following plans or combination of plans:

Profit Sharing Plan - A noncontributory defined contribution plan where employer contributions are based on a formula providing for an amount not to exceed 15% of each eligible employee's annual salary (10% for employees hired subsequent to January 1, 1996). Participants are 100% vested in balances after five years of eligible service. In addition, the profit sharing plan includes a 401(k) feature which allows employees to defer a portion of their pre-tax salary on an annual basis, with no employer match. Contributions under this feature are 100% vested.

Defined Benefit Pension Plans and 401(k) Plans - Contributions to the Corporation's defined benefit pension plan (Pension Plan) are actuarially determined and funded annually. Pension Plan assets are invested in money markets, fixed income securities, including corporate bonds, U.S. Treasury securities and common trust funds, and equity securities, including common stocks and common stock mutual funds. The Pension Plan has been closed to new participants, but existing participants continue to accrue benefits according to the terms of the plan.

Employees covered under the Pension Plan are also eligible to participate in the Fulton Financial Affiliates 401(k) Savings Plan, which allows employees to defer a portion of their pre-tax salary on an annual basis. At its discretion, the Corporation may also make a matching contribution up to 3%. Participants are 100% vested in the Corporation's matching contributions after three years of eligible service.

The following summarizes the Corporation's expense under the above plans for the years ended December 31:

                             2004      2003     2002
                           -------   -------   ------
                                 (in thousands)
Profit Sharing Plan ....   $ 8,251   $ 6,606   $6,220
Pension Plan ...........     3,072     3,025    1,812
401(k) Plan ............       967       596      667
                           -------   -------   ------
                           $12,290   $10,227   $8,699
                           =======   =======   ======

The net periodic pension cost for the Corporation's Pension Plan, as determined by consulting actuaries, consisted of the following components for the years ended December 31:

                                       2004      2003      2002
                                     -------   -------   -------
                                            (in thousands)
Service cost .....................   $ 2,307   $ 2,178   $ 1,954
Interest cost ....................     3,102     2,952     2,653
Expected return on assets ........    (3,001)   (2,631)   (2,835)
Net amortization and deferral ....       664       526        40
                                     -------   -------   -------
Net periodic pension cost ........   $ 3,072   $ 3,025   $ 1,812
                                     =======   =======   =======

The measurement date for the Pension Plan is September 30. The following table summarizes the changes in the projected benefit obligation and fair value of plan assets for the indicated periods:

                                              Plan Year Ended
                                                September 30
                                             -----------------
                                               2004      2003
                                             -------   -------
                                               (in thousands)
Projected benefit obligation, beginning ..   $52,282   $43,886
Service cost .............................     2,307     2,178
Interest cost ............................     3,102     2,952
Benefit payments .........................    (1,270)   (1,666)
Actuarial loss ...........................     2,552     5,309
Experience loss (gain) ...................       292      (377)
                                             -------   -------
Projected benefit obligation, ending .....   $59,265   $52,282
                                             =======   =======

Fair value of plan assets, beginning .....   $37,980   $33,288
Employer contributions ...................     2,622     2,021
Actual return on assets ..................     2,136     4,337
Benefit payments .........................    (1,270)   (1,666)
                                             -------   -------
Fair value of plan assets, ending ........   $41,468   $37,980
                                             =======   =======

The funded status of the Pension Plan and the amounts included in other liabilities as of December 31 follows:

                                            2004       2003
                                          --------   --------
                                             (in thousands)
Projected benefit obligation ..........   $(59,265)  $(52,282)
Fair value of plan assets .............     41,468     37,980
                                          --------   --------
   Funded status ......................    (17,797)   (14,302)
Unrecognized net transition asset .....        (51)       (64)
Unrecognized prior service cost .......         82         93
Unrecognized net loss .................     15,687     12,645
Intangible asset ......................        (82)        --
Accumulated other comprehensive loss ..       (858)        --
                                          --------   --------
Pension liability recognized in the
   consolidated balance sheets ........   $ (3,019)  $ (1,628)
                                          ========   ========
Accumulated benefit obligation ........   $ 44,487   $ 39,124
                                          ========   ========

Accumulated other comprehensive income was reduced by $858,000 ($558,000, net of tax) as of December 31, 2004 to increase the pension liability to an amount equal to the difference between the accumulated benefit obligation and the fair value of plan assets.

The following rates were used to calculate net periodic pension cost and the present value of benefit obligations:

                                                      2004   2003   2002
                                                      ----   ----   ----
Discount rate-projected benefit obligation.........   5.75%  6.00%  6.75%
Rate of increase in compensation level.............   4.50   4.50   5.00
Expected long-term rate of return on plan assets...   8.00   8.00   8.00

The 8.0% long-term rate of return on plan assets used to calculate the net periodic pension cost and present value of benefit obligations is based on historical returns. Although plan assets generated a negative return in 2002, total returns for 2004 and 2003 approximated this rate. The expected long-term return is considered to be appropriate based on the asset mix and the historical returns realized.

The following table summarizes the weighted average asset allocations as of September 30:

                              2004    2003
                             -----   -----
Cash and equivalents......     6.0%    9.0%
Equity securities.........    50.0    51.0
Fixed income securities...    44.0    40.0
                             -----   -----
   Total..................   100.0%  100.0%
                             =====   =====

Equity securities consist mainly of equity common trust and mutual funds. Fixed income securities consist mainly of fixed income common trust funds. Defined benefit plan assets are invested with a balanced growth objective, with target asset allocations between 40 and 70 percent for equity securities and 30 to 60 percent for fixed income securities. The Corporation expects to contribute $2.3 million to the pension plan in 2005. Estimated future benefit payments are as follows (in thousands):

     Year
     ----
2005..........   $ 1,217
2006..........     1,370
2007..........     1,411
2008..........     1,583
2009..........     1,761
2010 - 2014...    13,376
                 -------
                 $20,718
                 =======

Post-retirement Benefits

The Corporation currently provides medical benefits and a death benefit to retired full-time employees who were employees of the Corporation prior to January 1, 1998. Full-time employees may become eligible for these discretionary benefits if they reach retirement while working for the Corporation. Benefits are based on a graduated scale for years of service after attaining the age of 40.

The components of the expense for post-retirement benefits other than pensions are as follows:

                                       2004    2003    2002
                                      -----   -----   -----
                                          (in thousands)
Service cost.......................   $ 364   $ 281   $ 260
Interest cost......................     474     446     444
Expected return on plan assets.....      (2)     (2)     (3)
Net amortization and deferral......    (230)   (287)   (298)
                                      -----   -----   -----
Net post-retirement benefit cost...   $ 606   $ 438   $ 403
                                      =====   =====   =====

The following table summarizes the changes in the accumulated post-retirement benefit obligation and fair value of plan assets for the years ended December 31:

                                                                2004     2003
                                                               ------   ------
                                                                (in thousands)
Accumulated post-retirement benefit obligation, beginning ..   $7,815   $7,104
Service cost ...............................................      364      281
Interest cost ..............................................      474      446
Benefit payments ...........................................     (268)    (324)
Change due to change in experience .........................      296     (301)
Change due to change in assumptions ........................      248      609
                                                               ------   ------
Accumulated post-retirement benefit obligation, ending .....   $8,929   $7,815
                                                               ======   ======
Fair value of plan assets, beginning .......................   $  165   $  171
Employer contributions .....................................      251      316
Actual return on assets ....................................        2        2
Benefit payments ...........................................     (268)    (324)
                                                               ------   ------
Fair value of plan assets, ending ..........................   $  150   $  165
                                                               ======   ======

The funded status of the plan and the amounts included in other liabilities as of December 31 follows:

                                                      2004      2003
                                                    -------   -------
                                                      (in thousands)
Accumulated post-retirement benefit obligation ..   $(8,929)  $(7,815)
Fair value of plan assets .......................       150       165
   Funded status ................................    (8,779)   (7,650)
                                                    -------   -------
Unrecognized prior service cost .................      (679)     (905)
Unrecognized net gain ...........................       (39)     (586)
                                                    -------   -------
Post-retirement benefits liability recognized
   in the consolidated balance sheets ...........   $(9,497)  $(9,141)
                                                    =======   =======

For measuring the post-retirement benefit obligation, the annual increase in the per capita cost of health care benefits was assumed to be 8.5% in year one, declining to an ultimate rate of 4.5% by year nine. This health care cost trend rate has a significant impact on the amounts reported. Assuming a 1.0% increase in the health care cost trend rate above the assumed annual increase, the accumulated post-retirement benefit obligation would increase by approximately $1.1 million and the current period expense would increase by approximately $123,000. Conversely, a 1% decrease in the health care cost trend rate would decrease the accumulated post-retirement benefit obligation by approximately $904,000 and the current period expense by approximately $100,000.

The discount rate used in determining the accumulated post-retirement benefit obligation was 5.75% at December 31, 2004 and 6.00% at December 31, 2003. The expected long-term rate of return on plan assets was 3.00% at December 31, 2004 and 2003.

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (Medicare Bill) was signed into law. The Medicare Bill expands Medicare benefits, primarily by adding a prescription drug benefit for Medicare-eligible retirees beginning in 2006. The impact of this benefit on the Corporation's post-retirement benefit obligation was a reduction of $143,000 at December 31, 2004.

NOTE M - STOCK-BASED COMPENSATION PLANS AND SHAREHOLDERS' EQUITY

Statement 123R requires that the fair value of equity awards to employees be recognized as compensation expense over the period during which an employee is required to provide service in exchange for such award. The Corporation adopted Statement 123R using "modified retrospective application", electing to restate all prior periods including all per share amounts. The principal accounts impacted by the restatement were salaries and employee benefits expense, additional paid-in capital, other assets and taxes. The Corporation's equity awards consist of stock options granted under its Stock Option and Compensation Plans (Option Plans) and shares purchased by employees under its Employee Stock Purchase Plan (ESPP).

The following table summarizes the impact of modified retrospective application on the previously reported results for the periods shown:

                                                      2004       2003       2002
                                                    --------   --------   --------
                                                (in thousands, except per-share data)
Income before income taxes, originally
   reported .................................       $218,181   $197,543   $189,416
Stock-based compensation expense under the
   fair value method (2) ....................         (3,900)    (2,092)    (2,281)
                                                    --------   --------   --------
Income before income taxes, restated ........       $214,281   $195,451   $187,135
                                                    ========   ========   ========

Net income, originally reported .............       $152,917   $138,180   $132,948
Stock-based compensation expense under the
   fair value method, net of tax (2) ........         (3,309)    (1,813)    (1,994)
                                                    --------   --------   --------
Net income, restated ........................       $149,608   $136,367   $130,954
                                                    ========   ========   ========

Net income per share (basic), originally
   reported (1) .............................       $   1.02   $   0.98   $   0.94
Net income per share (basic), restated ......           1.00       0.97       0.93

Net income per share (diluted), originally
   reported (1) .............................       $   1.01   $   0.98   $   0.93
Net income per share (diluted), restated ....           0.99       0.96       0.92

(1) Originally reported amounts have been restated for the impact of the 5-for-4 stock split paid in June 2005.

(2)  Stock-based compensation expense, originally reported, was $0.

The following table presents compensation expense and related tax benefits for equity awards recognized in the consolidated income statements:

                           2004     2003     2002
                          ------   ------   ------
                               (in thousands)
Compensation expense ..   $3,900   $2,092   $2,281
Tax benefit ...........     (591)    (279)    (287)
                          ------   ------   ------
Net income effect .....   $3,309   $1,813   $1,994
                          ======   ======   ======

The tax benefit shown in the preceding table is less than the benefit that would be calculated using the Corporation's 35% statutory Federal tax rate. Under Statement 123R, tax benefits are recognized upon grant only for options that ordinarily will result in a tax deduction when exercised ("non-qualified stock options"). The Corporation granted 607,000, 260,000 and 241,000 non-qualified stock options in 2004, 2003 and 2002, respectively.

As a result of the retrospective adoption of Statement 123R, as of January 1, 2002 retained earnings decreased $9.4 million, additional paid in capital increased $10.3 million and deferred tax assets increased $887,000. These changes reflect a combination of compensation expense for prior stock option grants to employees and related tax benefits.

Under the Option Plan, options are granted to key personnel for terms of up to 10 years at option prices equal to the fair market value of the Corporation's stock on the date of grant. Options are typically granted annually on July 1st and are 100% vested immediately upon grant. As of December 30, 2004, the Option Plans had 16.0 million shares reserved for future grants through 2013.

The following table provides information about options outstanding for the year ended December 31, 2004:

                                                                      WEIGHTED
                                                                      AVERAGE       AGGREGATE
                                                      WEIGHTED       REMAINING      INTRINSIC
                                         STOCK         AVERAGE      CONTRACTUAL       VALUE
                                        OPTIONS    EXERCISE PRICE       TERM      (IN MILLIONS)
                                      ----------   --------------   -----------   -------------
Outstanding at December 31, 2003 ..    4,372,466       $10.58
   Granted ........................    1,304,814        16.15
   Exercised ......................   (1,388,773)        6.72
   Assumed from Resource ..........    1,176,504         4.87
   Assumed from First Washington ..    1,129,222         6.30
   Forfeited ......................       (3,180)       12.50
                                      ----------       ------
Outstanding at December 31, 2004 ..    6,591,053       $10.74        6.1 years        $52.1
                                      ==========       ======        =========        =====

Exercisable at December 31, 2004 ..    6,555,734       $10.77        6.1 years        $51.6
                                      ==========       ======        =========        =====

The following table presents information about options exercised:

                                                      2004        2003       2002
                                                   ----------   --------   --------
                                                        (dollars in thousands)
Number of options exercised.....................    1,388,773    532,181    492,809
Total intrinsic value of options exercised......   $   13,577   $  4,503   $  3,216
Cash received from options exercised............   $    6,341   $  2,216   $  2,769
Tax deduction realized from options exercised...   $    6,936   $  1,960   $  1,241

Upon exercise, the Corporation issues shares from its authorized, but unissued, common stock to satisfy the options.

The fair value of option awards under the Option Plan is estimated on the date of grant using the Black-Scholes valuation methodology, which is dependent upon certain assumptions, as summarized in the following table.

                                         2004      2003      2002
                                       -------   -------   -------
Risk-free interest rate.............      4.22%     3.55%     4.78%
Volatility of Corporation's stock...     18.12     22.75     23.64
Expected dividend yield.............      3.22      3.22      3.10
Expected life of options............   7 YEARS   8 Years   8 Years

The expected life of the options was estimated based on historical employee behavior and represents the period of time that options granted are expected to be outstanding. Volatility of the Corporation's stock was based on historical volatility for the period commensurate with the expected life of the options. The risk-free interest rate is the U.S. Treasury rate commensurate with the expected life of the options on the date of the grant.

Based on the assumptions used in the model, the Corporation calculated an estimated fair value per option of $2.78, $3.07 and $3.41 for options granted in 2004, 2003 and 2002, respectively. Approximately 1.3 million, 601,000 and 597,000 options were granted in 2004, 2003 and 2002, respectively.

Under the ESPP, eligible employees can purchase stock of the Corporation at 85% of the fair market value of the stock on the date of purchase. The ESPP is considered to be a compensatory plan under Statement 123R and, as such, compensation expense is recognized for the 15% discount on shares purchased. The following table summarizes activity under the ESPP for the indicated periods.

                                                      2004      2003      2002
                                                    -------   -------   -------
ESPP shares purchased............................   105,392   108,380   120,496
Average purchase price (85% of market value).....     14.55     12.82     11.42
Compensation expense recognized (in thousands)...       271       245       243

Shareholder Rights

On June 20, 1989, the Board of Directors of the Corporation declared a dividend of one common share purchase right (Original Rights) for each outstanding share of common stock, par value $2.50 per share, of the Corporation. The dividend was paid to the shareholders of record as of the close of business on July 6, 1989. On April 27, 1999, the Board of Directors approved an amendment to the Original Rights and the rights agreement. The significant terms of the amendment included extending the expiration date from June 20, 1999 to April 27, 2009 and resetting the purchase price to $90.00 per share. As of December 31, 2004, the purchase price had adjusted to $43.08 per share as a result of stock dividends.

The Rights are not exercisable or transferable apart from the common stock prior to distribution. Distribution of the Rights will occur ten business days following (1) a public announcement that a person or group of persons ("Acquiring Person") has acquired or obtained the right to acquire beneficial ownership of 20% or more of the outstanding shares of common stock (the "Stock Acquisition Date") or (2) the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 25% or more of such outstanding shares of common stock. The Rights are redeemable in full, but not in part, by the Corporation at any time until ten business days following the Stock Acquisition Date, at a price of $0.01 per Right.

Treasury Stock

The Corporation periodically repurchases shares of its common stock under repurchase plans approved by the Board of Directors. These repurchases have typically been through open market transactions and have complied with all regulatory restrictions on the timing and amount of such repurchases. Shares repurchased have been added to treasury stock and are accounted for at cost. These shares are periodically reissued for stock option exercises, ESPP purchases, acquisitions or other corporate needs.

On November 19, 2004, the Corporation purchased 1.3 million shares of its common stock from an investment bank at a total cost of $22.0 million under an "Accelerated Share Repurchase" program (ASR), which allowed the shares to be purchased immediately rather than over time. The investment bank, in turn, is repurchasing shares on the open market over a period that is determined by the average daily trading volume of our shares, among other factors. The Corporation periodically settles its position with the investment bank by paying or receiving cash in an amount representing the difference between the initial price and the actual price of the shares repurchased. The Corporation expects the ASR to be completed during 2005.

Total treasury stock purchases, including both open market purchases and the ASR, totaled approximately 4.7 million shares in 2004, 4.0 million shares in 2003 and 3.4 million shares in 2002.

NOTE N - LEASES

Certain branch offices and equipment are leased under agreements that expire at varying dates through 2025. Most leases contain renewal provisions at the Corporation's option. Total rental expense was approximately $9.4 million in 2004, $6.4 million in 2003 and $5.9 million in 2002. Future minimum payments as of December 31, 2004 under noncancelable operating leases are as follows (in thousands):

     Year
     ----
2005.........   $ 8,051
2006.........     7,453
2007.........     6,508
2008.........     4,867
2009.........     3,725
Thereafter...    19,752
                -------
                $50,356
                =======

NOTE O - COMMITMENTS AND CONTINGENCIES

The Corporation is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit, which involve, to varying degrees, elements of credit and interest rate risk that are not recognized in the consolidated balance sheets.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments is expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income producing commercial properties.

Standby letters of credit are conditional commitments issued to guarantee the financial or performance obligation of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation underwrites these obligations using the same criteria as its commercial lending underwriting. The Corporation's maximum exposure to loss for standby letters of credit is equal to the contractual (or notional) amount of the instruments.

From time to time, the Corporation and its subsidiary banks may be defendants in legal proceedings relating to the conduct of their banking business. Most of such legal proceedings are a normal part of the banking business, and in management's opinion, the financial position and results of operations and cash flows of the Corporation would not be affected materially by the outcome of such legal proceedings.

The following table presents the Corporation's commitments to extend credit and letters of credit:

                                                               2004         2003
                                                            ----------   ----------
                                                                 (in thousands)
Commercial mortgage, construction and land development ..   $  689,818   $  297,156
Home equity .............................................      412,790      333,139
Credit card .............................................      384,504      314,532
Commercial and other ....................................    1,851,159    1,617,108
                                                            ----------   ----------
   Total commitments to extend credit ...................   $3,338,271   $2,561,935
                                                            ==========   ==========

Standby letters of credit ...............................   $  533,094   $  483,522
Commercial letters of credit ............................       24,312       16,992
                                                            ----------   ----------
   Total letters of credit ..............................   $  557,406   $  500,514
                                                            ==========   ==========

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following are the estimated fair values of the Corporation's financial instruments as of December 31, 2004 and 2003, followed by a general description of the methods and assumptions used to estimate such fair values. These fair values are significantly affected by assumptions used, principally the timing of future cash flows and the discount rate. Because assumptions are inherently subjective in nature, the estimated fair values cannot be substantiated by comparison to independent market quotes and, in many cases, the estimated fair values could not necessarily be realized in an immediate sale or settlement of the instrument. Further, certain financial instruments and all non-financial instruments are excluded. Accordingly, the aggregate fair value amounts presented do not necessarily represent management's estimation of the underlying value of the Corporation.

                                            2004                      2003
                                  -----------------------   -----------------------
                                                ESTIMATED                 Estimated
                                  BOOK VALUE   FAIR VALUE   Book Value   Fair Value
                                  ----------   ----------   ----------   ----------
                                                    (in thousands)
FINANCIAL ASSETS

Cash and due from banks .......   $  278,065   $  278,065   $  300,966   $  300,966
Interest-bearing deposits
   with other banks ...........        4,688        4,688        4,559        4,559
Federal funds sold ............       32,000       32,000           --           --
Mortgage loans held for sale ..      158,872      158,872       32,761       32,761
Securities held to maturity ...       25,001       25,413       22,993       23,739
Securities available for sale .    2,424,858    2,424,858    2,904,157    2,904,157
Net loans .....................    7,584,547    7,669,736    6,082,294    6,187,091
Accrued interest receivable ...       40,633       40,633       34,407       34,407

FINANCIAL LIABILITIES

Demand and savings deposits ...   $4,926,476   $4,926,476   $4,303,635   $4,303,635
Time deposits .................    2,969,048    2,974,551    2,448,148    2,480,789
Short-term borrowings .........    1,194,524    1,194,524    1,396,711    1,396,711
Accrued interest payable ......       27,279       27,279       24,579       24,579
Other financial liabilities ...       29,640       29,640       26,769       26,769
Federal Home Loan Bank advances
   and long-term debt .........      684,236      710,215      568,730      560,699

For short-term financial instruments, defined as those with remaining maturities of 90 days or less, the carrying amount was considered to be a reasonable estimate of fair value. The following instruments are predominantly short-term:

           ASSETS                      LIABILITIES
           ------                      -----------
Cash and due from banks        Demand and savings deposits
Interest bearing deposits      Short-term borrowings
Federal funds sold             Accrued interest payable
Accrued interest receivable    Other financial liabilities
Mortgage loans held for sale

For those components of the above-listed financial instruments with remaining maturities greater than 90 days, fair values were determined by discounting contractual cash flows using rates which could be earned for assets with similar remaining maturities and, in the case of liabilities, rates at which the liabilities with similar remaining maturities could be issued as of the balance sheet date.

As indicated in Note A, "Summary of Significant Accounting Policies", securities available for sale are carried at their estimated fair values. The estimated fair values of securities held to maturity as of December 31, 2004 and 2003 were generally based on quoted market prices, broker quotes or dealer quotes.

For short-term loans and variable rate loans that reprice within 90 days, the carrying value was considered to be a reasonable estimate of fair value. For other types of loans, fair value was estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. In addition, for loans secured by real estate, appraisal values for the collateral were considered in the fair value determination.

The fair value of long-term debt was estimated by discounting the remaining contractual cash flows using a rate at which the Corporation could issue debt with a similar remaining maturity as of the balance sheet date. The fair value of commitments to extend credit and standby letters of credit is estimated to equal their carrying amounts.

NOTE Q - MERGERS AND ACQUISITIONS

Completed Acquisitions

On December 31, 2004, the Corporation acquired all of the outstanding common stock of First Washington FinancialCorp (First Washington), of Windsor, New Jersey. First Washington was a $490 million bank holding company whose primary subsidiary was First Washington State Bank, which operates sixteen community-banking offices in Mercer, Monmouth, and Ocean Counties in New Jersey. This acquisition enabled the Corporation to expand and enhance its existing New Jersey franchise.

The total purchase price was $125.8 million including $125.2 million in stock issued and options assumed and $610,000 in First Washington stock purchased for cash and other direct acquisition costs. The Corporation issued 1.69 shares of its stock for each of the 4.3 million shares of First Washington outstanding on the acquisition date. The purchase price was determined based on the value of the Corporation's stock on the date when the final terms of the acquisition were agreed to and announced.

The acquisition was accounted for as a purchase and the Corporation's consolidated balance sheet includes First Washington balances as of December 31, 2004. Since this acquisition occurred on the last day of the year, the Corporation's results of operations do not include First Washington. The following is a summary of the preliminary purchase price allocation based on estimated fair values on the acquisition date (in thousands):

Cash and due from banks....................   $ 14,823
Other earning assets ......................     17,719
Investment securities available for sale...    206,068
Loans, net of allowance....................    241,520
Premises and equipment ....................     12,110
Core deposit intangible asset..............      6,685
Trade name intangible asset................        417
Goodwill...................................     84,183
Other assets...............................      1,089
                                              --------
   Total assets acquired...................    584,614
                                              --------

Deposits...................................    426,474
Short-term borrowings......................     16,560
Long-term debt.............................     13,483
Other liabilities..........................      2,262
                                              --------
   Total liabilities assumed...............    458,779
                                              --------
   Net assets acquired.....................   $125,835
                                              ========

In August 2004, the Corporation acquired Penn Business Credit, Inc. (PBC), a finance company with approximately $10.0 million of commercial loans located in Bala Cynwyd, PA. The Corporation paid approximately $6.1 million in cash and recorded $4.4 million in goodwill, representing the excess of the purchase price over the fair value of the net assets acquired. The goodwill recorded for this acquisition is being deducted for Federal income tax purposes on a straight-line basis over 15 years. PBC became a wholly owned subsidiary of Fulton Bank.

On April 1, 2004, the Corporation acquired all of the outstanding common stock of Resource Bankshares Corporation (Resource), an $889 million financial holding company, and its primary subsidiary, Resource Bank. The total purchase price was $195.7 million, including $185.9 million in stock issued and options assumed, and $9.8 million in Resource stock purchased for cash and other direct acquisition costs. The Corporation issued 1.93 shares of its stock for each of the 5.9 million shares of Resource outstanding on the acquisition date. The purchase price was determined based on the value of the Corporation's stock on the date when the final terms of the acquisition were agreed to and announced.

Resource Bank is located in Virginia Beach, Virginia, and operates six community-banking offices in Newport News, Chesapeake, Herndon, Virginia Beach, and Richmond, Virginia and 14 loan production and residential mortgage offices in Virginia, North Carolina, Maryland and Florida. This acquisition allowed the Corporation to enter a new geographic market.

The acquisition was accounted for as a purchase and the Corporation's results of operations include Resource from the date of acquisition. The following is a summary of the purchase price allocation based on estimated fair values on the acquisition date (in thousands):

Cash and due from banks....................   $   11,497
Other earning assets ......................        5,222
Mortgage loans held for sale...............       94,546
Investment securities available for sale...      125,473
Loans, net of allowance....................      619,118
Premises and equipment ....................       10,272
Core deposit intangible asset..............        1,450
Trade name intangible asset................          484
Goodwill...................................      146,062
Other assets...............................       28,690
                                              ----------
   Total assets acquired...................    1,042,814
                                              ----------

Deposits...................................      598,389
Short-term borrowings......................      111,195
Long-term debt.............................      120,532
Other liabilities..........................       17,006
                                              ----------
   Total liabilities assumed...............      847,122
                                              ----------
   Net assets acquired.....................   $  195,692
                                              ==========

On August 1, 2003, the Corporation acquired all of the outstanding common stock of Premier Bancorp, Inc. (Premier), a $600 million financial holding company, and its wholly-owned subsidiary, Premier Bank. The total purchase price was $92.0 million, including $2.1 million of direct acquisition costs. The Corporation issued 1.1846 shares of its stock for each of the 3.4 million shares of Premier outstanding on the acquisition date. The purchase price was determined based on the value of the Corporation's stock on the date when the final terms of the acquisition were agreed to and announced.

Premier Bank is located in Doylestown, Pennsylvania and the eight community banking offices in Bucks, Northampton and Montgomery Counties, Pennsylvania acquired by the Corporation in this transaction complement its existing retail banking network. The acquisition was accounted for as a purchase and the Corporation's results of operations include Premier from the date of the acquisition.

The following table summarizes unaudited pro-forma information assuming the acquisitions of First Washington, Resource and Premier had occurred on January 1, 2003. This pro-forma information includes certain adjustments, including amortization related to fair value adjustments recorded in purchase accounting (in thousands, except per-share information):

                               2004       2003
                             --------   --------
Net interest income.......   $381,251   $354,424
Other income..............    147,764    163,352
Net income................    156,069    152,038

Per Share:
   Net income (basic).....   $   0.99   $   0.96
   Net income (diluted)...       0.98       0.95

Pending Acquisition

On January 11, 2005, the Corporation entered into a merger agreement to acquire SVB Financial Services (SVB), of Somerville, New Jersey. SVB is a $475 million bank holding company whose primary subsidiary is Somerset Valley Bank, which operates eleven community-banking offices in Somerset, Hunterdon and Middlesex Counties in New Jersey.

Under the terms of the merger agreement, each of the approximately 4.1 million shares of SVB's common stock will be acquired based on a "cash election merger" structure. Each SVB shareholder will have the ability to elect to receive 100% of the merger consideration in stock, 100% in cash, or a combination of FFC stock and cash. Their elections will be subject to prorating to achieve a result where a minimum of 20% and a maximum of 40% of SVB's outstanding shares will receive cash consideration. Those shares that will be converted into FFC stock would be exchanged based on a fixed exchange ratio of 1.1899 shares of FFC stock for each share of SVB stock. Those shares of SVB stock that will be converted into cash will be converted into a per share amount of cash based on a fixed price of $21.00 per share of SVB stock. In addition, each of the options to acquire SVB's stock will be converted to options to purchase the Corporation's stock.

The acquisition is subject to approval by both the SVB shareholders and applicable bank regulatory authorities. The acquisition is expected to be completed during the third quarter of 2005. As a result of the acquisition, SVB will be merged into the Corporation and Somerset Valley Bank will become a wholly owned subsidiary.

The acquisition will be accounted for as a purchase. Purchase accounting requires the Corporation to allocate the total purchase price of the acquisition to the assets acquired and liabilities assumed, based on their respective fair values at the acquisition date, with any remaining acquisition cost being recorded as goodwill. Resulting goodwill balances are then subject to an impairment review on at least an annual basis. The results of SVB's operations will be included in the Corporation's financial statements prospectively from the date of the acquisition.

The total purchase price is estimated to be approximately $89.0 million, which includes cash paid, the value of the Corporation's stock to be issued, SVB's options to be converted and certain acquisition related costs. The net assets of SVB as of December 31, 2004 were $29.4 million and accordingly, the purchase price exceeds the carrying value of the net assets by $59.6 million as of this date. The total purchase price will be allocated to the net assets acquired as of the merger effective date, based on fair market values at that date. The Corporation expects to record a core deposit intangible asset and goodwill as a result of the acquisition accounting.

NOTE R - CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

CONDENSED BALANCE SHEETS
(in thousands)

                                             December 31
                                       -----------------------
                                          2004         2003
                                       ----------   ----------
ASSETS
Cash, securities,
   and other assets ................   $    6,740   $    9,567
Receivable from subsidiaries .......          777           96
Investment in:
   Bank subsidiaries ...............    1,183,856      775,074
   Non-bank subsidiaries ...........      250,901      235,431
                                       ----------   ----------
   Total Assets ....................   $1,442,274   $1,020,168
                                       ==========   ==========

LIABILITIES AND EQUITY
Line of credit with
   bank subsidiaries ...............   $   70,500   $    2,878
Revolving line of credit ...........       11,930           --
Long-term debt .....................       34,955       34,717
Payable to non-bank subsidiaries ...       48,117        5,662
Other liabilities ..................       32,685       28,594
                                       ----------   ----------
   Total Liabilities ...............      198,187       71,851
Shareholders' equity ...............    1,244,087      948,317
                                       ----------   ----------
   Total Liabilities and
      Shareholders' Equity .........   $1,442,274   $1,020,168
                                       ==========   ==========

CONDENSED STATEMENTS OF INCOME

                                                          Year ended December 31
                                                     ------------------------------
                                                        2004      2003       2002
                                                     --------   --------   --------
                                                             (in thousands)
Income:
   Dividends from bank subsidiaries ..............   $ 62,131   $149,596   $100,161
   Other .........................................     40,227     38,206     32,531
                                                     --------   --------   --------
                                                      102,358    187,802    132,692
Expenses .........................................     58,563     50,272     46,164
                                                     --------   --------   --------
   Income before income taxes and equity in
      undistributed net income of subsidiaries ...     43,795    137,530     86,528
Income tax benefit ...............................     (6,420)    (4,177)    (4,458)
                                                     --------   --------   --------
                                                       50,215    141,707     90,986
Equity in undistributed net income (loss) of:
   Bank subsidiaries .............................     84,525    (20,879)    29,694
   Non-bank subsidiaries .........................     14,868     15,539     10,274
                                                     --------   --------   --------
      Net Income .................................   $149,608   $136,367   $130,954
                                                     ========   ========   ========

CONDENSED STATEMENTS OF CASH FLOWS

                                                                   Year Ended December 31
                                                              -------------------------------
                                                                 2004       2003       2002
                                                              --------   ---------   --------
                                                                       (in thousands)
Cash Flows From Operating Activities:
   Net Income .............................................   $149,608   $ 136,367   $130,954
Adjustments to Reconcile Net Income to
   Net Cash Provided by Operating Activities:
   Stock-based compensation ...............................      3,900       2,092      2,281
   (Increase) decrease in other assets ....................    (13,004)      1,255     (2,357)
   (Increase) decrease in investment in subsidiaries ......    (99,393)      5,340    (39,968)
   Increase (decrease) in other liabilities and
      payable to non-bank subsidiaries ....................     36,859      (4,098)     5,249
                                                              --------   ---------   --------
      Total  adjustments ..................................    (71,638)      4,589    (34,795)
                                                              --------   ---------   --------
      Net cash provided by operating activities ...........     77,970     140,956     96,159

Cash Flows From Investing Activities:
   Investment in bank subsidiaries ........................     (6,000)     (3,500)    (3,500)
   Net cash paid for acquisitions .........................     (5,283)     (1,544)        --
                                                              --------   ---------   --------
      Net cash used in investing activities ...............    (11,283)     (5,044)    (3,500)

Cash Flows From Financing Activities:
   Net increase (decrease) in borrowings ..................     79,552     (16,678)     9,056
   Dividends paid .........................................    (74,802)    (64,628)   (58,954)
   Net proceeds from issuance of common stock .............      7,537       5,087      3,267
   Acquisition of treasury stock ..........................    (78,966)    (59,699)   (46,133)
                                                              --------   ---------   --------
      Net cash used in financing activities ...............    (66,679)   (135,918)   (92,764)
                                                              --------   ---------   --------
   Net Increase (Decrease) in Cash and Cash Equivalents ...          8          (6)      (105)
   Cash and Cash Equivalents at Beginning of Year .........         --           6        111
                                                              --------   ---------   --------
   Cash and Cash Equivalents at End of Year ...............   $      8   $      --   $      6
                                                              ========   =========   ========
   Cash paid during the year for:
      Interest ............................................   $  2,889   $   2,469   $  1,791
      Income taxes ........................................     54,457      48,924     49,621

QUARTERLY CONSOLIDATED RESULTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER-SHARE DATA)

                                            Three Months Ended
                                -----------------------------------------
                                March 31    June 30   Sept. 30    Dec. 31
                                --------   --------   --------   --------
FOR THE YEAR 2004
Interest income .............   $113,936   $122,024   $126,947   $130,736
Interest expense ............     30,969     33,318     34,446     37,261
                                --------   --------   --------   --------
Net interest income .........     82,967     88,706     92,501     93,475
Provision for loan losses ...      1,740        800      1,125      1,052
Other income ................     32,038     36,663     34,993     35,170
Other expenses ..............     62,344     70,598     74,036     70,537
                                --------   --------   --------   --------
Income before income taxes ..     50,921     53,971     52,333     57,056
Income taxes ................     15,147     16,167     16,324     17,035
                                --------   --------   --------   --------
Net income ..................   $ 35,774   $ 37,804   $ 36,009   $ 40,021
                                ========   ========   ========   ========
Per-share data:
   Net income (basic) .......   $   0.25   $   0.25   $   0.24   $   0.26
   Net income (diluted) .....       0.25       0.24       0.23       0.26
   Cash dividends ...........      0.122      0.132      0.132      0.132

FOR THE YEAR 2003
Interest income .............   $110,184   $107,166   $105,907   $112,274
Interest expense ............     34,546     32,796     32,128     31,624
                                --------   --------   --------   --------
Net interest income .........     75,638     74,370     73,779     80,650
Provision for loan losses ...      2,835      2,490      2,190      2,190
Other income ................     31,048     33,862     36,629     32,831
Other expenses ..............     55,330     57,452     60,579     60,290
                                --------   --------   --------   --------
Income before income taxes ..     48,521     48,290     47,639     51,001
Income taxes ................     14,543     14,287     14,891     15,363
                                --------   --------   --------   --------
Net income ..................   $ 33,978   $ 34,003   $ 32,748   $ 35,638
                                ========   ========   ========   ========
Per-share data:
   Net income (basic) .......   $   0.24   $   0.24   $   0.24   $   0.25
   Net income (diluted) .....       0.24       0.24       0.24       0.24
   Cash dividends ...........      0.109      0.122      0.122      0.122

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Fulton Financial Corporation:

We have audited management's assessment, included in the accompanying Management Report on Internal Control Over Financial Reporting, that Fulton Financial Corporation maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Fulton Financial Corporation's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management's assessment and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assessment that Fulton Financial Corporation maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, Fulton Financial Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Fulton Financial Corporation acquired First Washington Financial Corp. on December 31, 2004, and management excluded from its assessment of the effectiveness of Fulton Financial Corporation's internal control over financial reporting as of December 31, 2004, First Washington Financial Corp.'s internal control over financial reporting associated with total assets of approximately $585 million and total revenues of $0 included in the consolidated financial statements of Fulton Financial Corporation as of and for the year ended December 31, 2004. Our audit of internal control over financial reporting of Fulton Financial Corporation also excluded an evaluation of the internal control over financial reporting of First Washington Financial Corp.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Fulton Financial Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated February 22, 2005 expressed an unqualified opinion on those consolidated financial statements.


(signed) KPMG LLP

Harrisburg, Pennsylvania
February 22, 2005

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Fulton Financial Corporation:

We have audited the accompanying consolidated balance sheets of Fulton Financial Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fulton Financial Corporation and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in note M to the financial statements, the Company changed its method of accounting for stock-based compensation plans in 2005, which was applied on a retrospective basis to prior periods.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Fulton Financial Corporation's internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 22, 2005 expressed an unqualified opinion on management's assessment of, and the effective operation of, internal control over financial reporting.


(signed) KPMG LLP
Harrisburg, Pennsylvania
February 22, 2005, except as described in note M, which is as of November 9,
2005